Exhibit 99.1

Exhibit 99.1 - Joint Filer Information

Designated Filer: Gurnet Holding Company

Issuer & Ticker Symbol: Corium International, Inc. (CORI)

Date of Event Requiring Statement: October 11, 2018

Joint Filers:

1. Name: Gurnet Holding Company

Address: c/o Waypoint International GP LLC

55 Cambridge Parkway, Suite 401

Cambridge, MA 02142

2. Name: Gurnet Merger Sub, Inc.

Address: c/o Waypoint International GP LLC

55 Cambridge Parkway, Suite 401

Cambridge, MA 02142

3. Name: Gurnet Point L.P.

Address: c/o Waypoint International GP LLC

55 Cambridge Parkway, Suite 401

Cambridge, MA 02142